UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2011

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	On June 1, 2011, Scientific Learning Corporation (the “Company”) held its Annual Meeting of Stockholders.

(b)	At the meeting, the following matters were voted upon.

•	Election of Directors. Each of the nine nominees was elected, as follows:

Nominee	Vote for Nominee	Vote Withheld from Nominee	Not Voted
Edward Vermont Blanchard, Jr.	9,305,120	799,548	7,227,632
Robert C. Bowen	8,254,827	1,849,841	7,227,632
Shari Simon	8,048,830	2,055,838	7,227,632
Michael A. Moses	8,049,830	2,054,838	7,227,632
D. Andrew Myers	8,206,227	1,898,441	7,227,632
Gayle A. Crowell	9,303,970	800,698	7,227,632
Dino A. Rossi	9,305,120	799,548	7,227,632
Paula A. Tallal	8,027,119	2,077,549	7,227,632
Jeffrey D. Thomas	9,265,594	839,074	7,227,632

•
Approval of the Company’s Employee Stock Purchase Plan, as amended to increase the aggregate number of shares authorized for issuance thereunder by 500,000 shares and to remove unneeded references to the California state securities laws:

Votes For	8,656,374
Votes Against	1,446,374
Abstentions	1,920
Broker Non-Votes	7,227,632

•	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The proposal was passed, as follows:

Votes For	16,175,797
Votes Against	1,067,278
Abstentions	89,225

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: June 2, 2011	By:	/s/ Linda L. Carloni
	Title:	SVP and General Counsel